Exhibit 10.15

PROMISSORY GRID NOTE

Up to $5,000,000.00	March __, 2011

FOR VALUE RECEIVED, the undersigned, MediaNet Group Technologies, Inc., a Nevada corporation (the “Borrower”), hereby promises to pay to the order of Michael Hansen, an individual with an address of The Palm Jumeirah, P.O. Box 283612, Dubai, U.A.E. (the “Lender”), the principal sum of up to Five Million Dollars ($5,000,000.00), or such lesser amount as is loaned by the Lender under this Note at the request of the Borrower and is outstanding at the time when payment is due hereunder, together with simple interest accruing at the rate of six percent (6%) per annum, computed based on the actual number of days elapsed and a 365-day year.  The entire unpaid principal amount and all accrued interest shall be fully due and payable on the first anniversary hereof, unless such date is extended by the Lender in his sole discretion.  All references to “dollars” or “$” are to United States dollars.

The amount of this Note equals an existing outstanding balance of One Million Two Hundred Sixty Six Thousand Nine Hundred Fifty Three Dollars ($1,266,953) owed to the Lender by the Borrower and additional indebtedness owed to the Lender by the Borrower as described below.  This Note is issued in replacement of the Promissory Note dated August 23, 2010 in the principal amount of Three Hundred Ninety-Nine Thousand Three Hundred Fifty-Six and 00/100. Dollars ($399,356) made by the Borrower in favor of the Lender (the “Original Note”).  Upon execution of this Note by the Borrower, the Original Note shall be void in its entirety, be of no further force or effect and is hereby replaced with this Note.  For the avoidance of doubt, interest on the existing outstanding principal amount of no Dollars ($0.00) for the loan originated on August 23, 2010 will be calculated from March 31, 2011, and interest on the additional indebtedness will be calculated from the date advanced.

Lender has as of the date hereof loaned the Borrower One Million Two Hundred Sixty Six Thousand Nine Hundred Fifty Three Dollars ($1,266,953) and may hereafter in the Lender’s sole and absolute discretion hereafter (at the Borrower’s request) loan up to an aggregate of Five Million Dollars ($5,000,000.00) to the Borrower at any given time.  The Borrower and the Lender shall record and initial on the grid schedule attached hereto as Exhibit A and incorporated herein (the “Grid Schedule”) appropriate notations evidencing the date and amount of each additional loan, if any, to the Borrower by the Lender after the date hereof, and the date and amount of any payment by the Borrower to the Lender; provided, however, that the failure to make any such entry shall not limit or otherwise affect the obligations of the Borrower hereunder, including, without limitation, the obligation to repay any unpaid principal amount outstanding or due hereunder.  The aggregate unpaid principal amount set forth from time to time on the Grid Schedule, or any continuation thereof, shall be rebuttable presumptive evidence of the unpaid principal amount hereunder.

Payments of both principal and interest as required hereunder shall be made in lawful money of the United States of America in immediately available funds at the address of the Lender set forth above or at such other place as the Lender may direct in writing.  Any payments received on this Note shall be applied first to any unpaid fees or expenses incurred in connection with the enforcement of this Note, next to accrued but unpaid interest and then to principal amounts outstanding.  This Note may be prepaid in whole or in part at any time without prior notice or penalty.

If the entire amount of any required payment is not paid in full within ten (10) days after the same is due, the Borrower shall pay overdue interest on any delinquent payment or other obligation due from the due date thereof through the date of payment at a rate equal to one percent (1%) per month.  This charge shall be in addition to, and not in lieu of, any other remedy the Lender may have and is in addition to any fees and charges of any agents or attorneys which the Lender is entitled to employ, whether authorized herein or by law.

This Note and all payment obligations of the Borrower hereunder are guaranteed by DubLi Properties, LLC, a Delaware limited liability company(the “Guarantor”), pursuant to the Guaranty of even date herewith (the “Guaranty”) between the Lender and the Guarantor, and the Lender is entitled to the benefits of the Guaranty (the performance of which is secured by the “Collateral” pursuant to and as defined in the Security Agreement of even date herewith between the Lender and the Guarantor).

The Borrower hereby waives, to the fullest extent permitted by law, presentment for payment, protest and demand, notice of protest, demand and/or dishonor and nonpayment of this Note, and all other notices or demands otherwise required by law that the Borrower may lawfully waive.

No waiver of any provision of this Note, or consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such modification, waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.  Neither any failure nor delay on the part of the Lender in exercising any right, power or privilege hereunder shall operate as a waiver, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege.

Nothing herein contained, nor any transaction related hereto, shall be construed or so operate to require the Borrower to pay interest at a greater rate than is now lawful in such case to contract for, or to make any payment, or to do any act contrary to law.  Should any interest or other charges in connection with the loan payable evidenced hereby result in the computation or earning of interest in excess of the maximum rate of interest which is legally permitted under applicable laws, then any and all of such excess shall be and the same is hereby waived by the Lender, and any and all such excess paid shall be automatically credited against and in reduction of the principal balance due under this Note or, at the option of the Lender, paid directly by the Lender to the Borrower.  If any clause or provision in this Note shall be unenforceable under applicable law, in whole or in part, then such clause or provision or part thereof shall be inoperative as though not contained herein and the remainder of this Note shall remain operative and in full force and effect.

All notices, requests, demands, consents or other communications given hereunder or in connection herewith shall be in writing and sent by certified or registered mail, return receipt requested, postage prepaid, or by nationally recognized overnight courier service (signature required) addressed at the addresses set forth above.  The Borrower or the Lender may, by notice given as aforesaid, change its address for all subsequent notices.  Notices shall be deemed given when mailed as aforesaid.

If this Note shall not be paid when due and shall be placed by the Lender hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Borrower will pay all reasonable costs and expenses of collection incurred, including reasonable attorneys' fees and costs.

This Note may not be amended or modified (other than notations made by the Lender on Exhibit A to reflect advances and repayments) except by an instrument in writing executed by the Lender and the Borrower.  This Note shall not be assigned by the Borrower without the Lender’s prior written consent, and any attempted assignment without such consent shall be null and void.

This Note shall be construed in accordance with the internal laws of the State of Florida without regard to choice of law principles.  Any action brought to enforce payment of this Note shall be brought in the State of Florida.

THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY LENDER TO ENFORCE ANY RIGHT UNDER THIS NOTE.

MediaNet Group Technologies, Inc.

By:
Mark Mroczkowski, Chief Financial Officer

EXHIBIT A

GRID SCHEDULE OF ADVANCES MADE

Date	Loan Made or (Principal Payment)	Balance of Principal Outstanding	Borrower’s and Lender’s Initials

3/ /2011	$1,266,953	$1,266,953

GUARANTY

THIS GUARANTY is made as of March __, 2011, by DubLi Properties, LLC, a Delaware limited liability company (the “Guarantor”), for the benefit of Michael Hansen, an individual having a residence address at  The Palm Jumeirah, P.O. Box 283612, Dubai, U.A.E. (the “Lender”).  All references to “dollars” or “$” are to United States dollars.

RECITALS

A.           MediaNet Group Technologies, Inc., a Nevada corporation having a business address at 5200 Town Center Circle, Suite 601, Boca Raton, FL 33486 (the “Debtor”), has received from the Lender a loan (the “Loan”) in the principal amount of up to Five Million Dollars ($5,000,000.00), evidenced by a Promissory Grid Note dated March __, 2011 (the “Note”), evidencing its indebtedness in that amount; and

B.           The Lender is unwilling to make the Loan unless the Guarantor guaranties the payment of one hundred percent (100%) of the aggregate principal and interest and any other charges provided for in the Note; and

C.           The Guarantor desires to give such guaranty to Lender in order to induce Lender to make the Loan.

NOW, THEREFORE, in consideration of the mutual covenants stated above and herein, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of inducing the Lender to make the aforementioned Loan to the Debtor, the Guarantor:

1.           Unconditionally and absolutely guaranties the due and the punctual payment of one hundred percent (100%) of the aggregate principal required to be paid pursuant to the Note, the interest thereon and any other moneys due or which may become due thereon, whether according to the present terms thereof, at any earlier or accelerated date or dates as provided therein, or pursuant to any extension of time or to any change or changes in the terms, covenants, and conditions thereof now or at any time hereafter made or granted.

2.           Waives diligence, presentment, protest, notice of dishonor, demand for payment, extension of time of payment, notice of acceptance of this Guaranty, non-payment at maturity and indulgences and notices of every kind, and consents to any and all forbearances and extensions of the time of payment as set forth in the Note, and to any and all changes in the terms, covenants and conditions thereof hereafter made or granted; it being the intention hereof that the Guarantor shall remain liable as principal until the full amount of the principal owed pursuant to the Note, with interest, and any other sums due or to become due thereon, shall have been fully paid, and the terms and conditions therein set forth have been performed and observed by the Debtor, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of the Guarantor.

3.           Agrees that this Guaranty may be enforced by the Lender without first having recourse to the Note executed by Debtor in favor of Lender; provided, however that nothing herein contained shall prevent the Lender from suing on such Note or from exercising any other rights thereunder and if other remedy is availed of only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the amount due on such Note and the Lender shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof.

4.           Agrees that in the event there should be any litigation or claim between the Lender or the Guarantor arising out of this Guaranty, the prevailing party shall be entitled to recover all attorney’s fees and costs, and if the matter is appealed to a higher court, such attorney’s fees include appellate court costs and attorney’s fees.

5.           Agrees that this Guaranty shall inure to the benefit of and may be enforced by the Lender and any subsequent holder of the Note, and shall be binding upon and enforceable against the Guarantor and the Guarantor's successors and assigns.

6.           Acknowledges that this Guaranty and the Guarantor’s obligations under this Guaranty are and shall at all times continue to be absolute and unconditional in all respects and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Guaranty and the obligations of the Guarantor under this Guaranty or the obligations of any other person or party (including, without limitation, the Debtor) relating to this Guaranty or the obligations of the Guarantor hereunder.  This Guaranty and the Security Agreement of even dated herewith by and between the Guarantor and the Lender set forth the entire agreement and understanding of the Lender and the Guarantor and the Guarantor absolutely, unconditionally and irrevocably waives any and all right to assert any defense, set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations of any other person or party (including, without limitation, the Debtor) relating to this Guaranty or the obligations of the Guarantor under this Guaranty in any action or proceeding brought by the Lender to collect the indebtedness represented by the Note or any portions thereof or to enforce the obligations of the Guarantor under this Guaranty.

7.           Lender may (a) bring suit against Guarantor and any other guarantor jointly and severally, or against any one or more of them; (b) compromise or settle with Guarantor, and any other guarantor, for such consideration as Lender may deem proper; (c) release Guarantor or any other guarantor from liability; and (d) otherwise deal with Guarantor and any other guarantor, or any one or more of them, in any manner, and no such action shall impair the rights of Lender to collect from Guarantor any amount guaranteed by Guarantor under this Guaranty.  Nothing contained in this paragraph shall in any way affect or impair the rights or obligations of Guarantor with respect to any other guarantor.

8.           Acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Guaranty or with respect to the obligations of the Guarantor under this Guaranty, except as specifically set forth in the Security Agreement of even dated herewith by and between the Guarantor and the Lender or in this Guaranty.

9.           This Guaranty is made in the State of Delaware and shall be governed, construed and interpreted, as to validity, enforcement and in all other respects, in accordance with the law of the State of Delaware, without regard to conflicts of laws principles.  The Lender shall have the right to assign and transfer this Guaranty in whole or part to any assignee of the Loan, or any portion thereof.  The Lender’s distributees, executors, administrators, successors and assigns shall have all of the rights, elections, remedies, privileges, discretions and powers granted hereunder to the Lender; and shall have the right to rely upon this Guaranty in the same manner and with the same force and effect as if they were specifically named as the Lender herein.  This Guaranty cannot be changed or terminated orally.

10.           The Guarantor hereby submits to the exclusive jurisdiction of the State of Florida for any action or claim brought by the Lender pursuant to this Guaranty.  This clause shall be construed as requiring the Lender to bring any action in the State of Delaware, and the Lender shall not have the option of bringing such action in any other jurisdiction.

11.           If any provision of this Guaranty shall be unenforceable in whole or part for any reason whatsoever then such provision to the extent it is unenforceable shall be ineffective and the balance of this Guaranty shall be deemed valid and enforceable and construed as if the offending provision had been deleted therefrom.

IN WITNESS WHEREOF, the Guarantor has executed this instrument as of the day and year first above written.

GUARANTOR:

DubLi Properties, LLC

By:
Name:
Title:

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made as of March __, 2011, by and between DubLi Properties, LLC, a Delaware limited liability company (the "Guarantor"); and Michael Hansen, an individual having a residence address at  The Palm Jumeirah, P.O. Box 283612, Dubai, U.A.E.  (the "Secured Party").

WITNESSETH THAT:

A.           MediaNet Group Technologies, Inc., a Nevada corporation having a business address at 5200 Town Center Circle, Suite 601, Boca Raton, FL 33486, has received from the Secured Party a loan (the “Loan”) in the principal amount of up to Five Million Dollars ($5,000,000.00), evidenced by a Promissory Grid Note dated March __, 2011 (the “Note”), evidencing its indebtedness in that amount;

B.           The Secured Party is unwilling to make the Loan unless the Guarantor guaranties the payment of one hundred percent (100%) of the aggregate principal and interest and any other charges provided for in the Note, and secures such payment as provided herein; and

C.           The Guarantor has agreed to enter into this Security Agreement in order to induce Secured Party, inter alia, to make the loan to be evidenced by the Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.	The Security Interests.

(A)         In order to secure the due and punctual payment and performance of all obligations of the Guarantor to the Secured Party, whether direct or indirect, absolute or contingent, now existing or hereafter arising or incurred, due or to become due, otherwise secured or unsecured and howsoever evidenced, incurred or arising, under (i) the Note; (ii) this Security Agreement; and (iii) in all other agreements executed or delivered by the Guarantor in connection with or as contemplated by the Note, including, without limitation, any amendments, amendment and restatements, supplements, modifications, extensions, substitutions and renewals thereof, and whether for principal, interest, fees, premiums, penalties, costs, expenses or otherwise (all such documents referred to in clauses (i) through (iii) above being the "Related Agreements" and all such obligations being collectively called the "Obligations"), the Guarantor hereby grants to the Secured Party a continuing security interest in all of the Guarantor's right, title and interest in and to the following:

Agreement for Purchase and Sale date November 27, 2009 between Crowne Acquisitions Worldwide Ltd. and DubLi.com and all rights of the Guarantor as “Purchaser” thereunder (hereinafter collectively called the “Collateral”).

The Secured Party shall hold the Collateral as collateral security for the payment of the Obligations, and shall not encumber or dispose of the Collateral except in accordance with the terms and provisions of this Agreement.

(B)          The security interests granted pursuant to this Section 1 (the "Security Interests") are granted as security only and shall not subject the Secured Party to, or transfer to the Secured Party, or in any way affect or modify, any obligation or liability of the Guarantor under any of the Collateral or any transaction which gave rise thereto.

Section 2.	Filing; Further Assurances.

The Guarantor will, at its expense, execute, deliver, file and record (in such manner and form as the Secured Party may require), or permit the Secured Party to file and record, any mortgage, financing statements, any carbon, photographic or other reproduction of a mortgage, financing statement or this Security Agreement (which the parties hereto agree shall be sufficient as a financing statement hereunder), any specific assignments or other paper that may be reasonably necessary or desirable, or that the Secured Party may request, in order to create, confirm, preserve, perfect or validate any Security Interest or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under applicable law with respect to any of the Collateral.  The Guarantor hereby appoints the Secured Party as the Guarantor’s attorney-in-fact to execute in the name and on behalf of the Guarantor such additional mortgages or financing statements as the Secured Party may at any time request or require in respect of the Collateral.

Section 3.	Guarantor's Representations and Warranties.

The Guarantor hereby represents and warrants to the Secured Party that the Guarantor is, or to the extent that certain of the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral free from any adverse lien, security interest, transfer restrictions, rights of first refusal, rights of first offer, co-sale rights, drag-along rights, tag-along rights, options, warrants, purchase rights, adverse claims or any other restriction of any type, including, without limitation, any restriction on the voting, transfer, receipt of income or other exercise of any attributes of ownership, other than any restrictions on transfer imposed under applicable securities law.

Section 4.	Guarantor's Covenants.

The Guarantor hereby covenants and agrees with the Secured Party that the Guarantor will:

(a)           defend the Collateral against all claims and demands of all persons at any time claiming any interest therein;

(b)           immediately notify the Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution;

(c)           the Collateral and any interest therein shall not be offered for sale or otherwise assigned, transferred or disposed, for so long as the Security Interests shall exist, without the Secured Party's prior written consent;

(d)           keep the Collateral free from any adverse lien, security interest or encumbrance;

(e)           At the Secured Party's request, execute, acknowledge and deliver such further documents and instruments as the Secured Party may from time to time reasonably request or require to confirm the Secured Party's Security Interests;

Section 5.	Events of Default.

The Guarantor shall be in default under this Security Agreement upon the occurrence of any one or more of the following events (each such event is herein referred to as an "Event of Default"):

(a)           default by the Guarantor in the payment, observance or performance of any of the Obligations or any covenant or agreement herein contained, including, without limitation, the Guarantor's obligations to pay when due any and all amounts owed to the Secured Party pursuant to the Related Agreements, or breach by the Guarantor of any representation or warranty herein contained or therein; or

(b)           the occurrence of any default or "Event of Default" as defined in any other Related Agreement, or under the provisions of any agreement now or hereafter securing the Note, or in any agreement now or hereafter evidencing or securing any of the Obligations.

Section 6.	Remedies Upon Event of Default.

(a)          If any Event of Default shall have occurred, the Secured Party may exercise all the rights and remedies of a secured party under the Uniform Commercial Code, and, in this connection, the Secured Party may, and without liability for any diminution in price which may have occurred, sell all of the Collateral, or any portion thereof, in such manner and for such a price as the Secured Party may determine in its sole discretion.  At any bona fide public sale, the Secured Party shall be free to purchase all or any portion of the Collateral for its own account, and no conflict of interest shall be deemed to arise by any such purchase.

(b)          All rights and remedies contained herein shall be separate and cumulative and in addition to all other rights and remedies available to a secured party under applicable law, and the exercise of one shall not in any way limit or prejudice the exercise of any other such rights or remedies.

Section 7.	Application of Collateral and Proceeds.

The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the following order of priorities:

(a)           first, to pay the expenses of such sale or other realization, including reasonable commission to the Secured Party's agent, and all expenses, liabilities and advances incurred or made by the Secured Party in connection therewith, and any other unreimbursed expenses for which the Secured Party is to be reimbursed pursuant to Section 8 hereof;

(b)           second, to the payment of the Obligations in such order and manner as the Secured Party, in its sole discretion, shall determine; and

(c)           finally, unless applicable law otherwise provides, to pay to the Guarantor, or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

Section 8.	Expenses; Secured Party's Lien.

The Guarantor will forthwith upon demand pay to the Secured Party:

(a)           the amount of any taxes which the Secured Party may at any time be required to pay by reason of the Security Interests (including any applicable transfer taxes and taxes payable in connection with the filing of financing statements to perfect the Security Interests) or to free any of the Collateral from any lien thereon, and

(b)           the amount of any and all reasonable out-of-pocket expenses, including reasonable attorneys' fees and the reasonable fees and disbursements of any agents not regularly in its employ, which the Secured Party may incur in connection with (i) the preparation and administration of this Security Agreement, (ii) the collection, sale or other disposition of any of the Collateral, (iii) the exercise by the Secured Party of any of the powers, rights or remedies conferred upon it hereunder, or (iv) any default on the Guarantor's part hereunder.

Section 9.	Termination of Security Interests; Release of Collateral.

Upon the repayment and performance in full of all the Obligations and of the Note, the Security Interests shall terminate and all rights to the Collateral shall revert to the Guarantor.  Upon any such termination of the Security Interests or release of the Collateral, the Secured Party will, at the Guarantor's expense to the extent permitted by law, execute and deliver to the Guarantor such documents as the Guarantor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

Section 10.	Notices.

All notices, communications and demands hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, to the applicable party or parties at the addresses set forth below, or by facsimile transmission (including, without limitation, computer generated facsimile), promptly confirmed in writing sent by first class mail, to the facsimile numbers and addresses set forth below:

(i)           If to Guarantor, to it at:

DubLi Properties, LLC
5200 Town Center Circle, Suite 601
Boca Raton, FL 33486

(ii)          If to Secured Party, to it at:

Michael Hansen,
The Palm Jumeirah
P.O. Box 283612
Dubai, U.A.E.

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section.  All such notices and correspondence shall be deemed given upon the earliest to occur of (i) actual receipt, (ii) if sent by certified or registered mail, three (3) business days after being postmarked, (iii) if sent by overnight delivery service, when received or when delivery is refused, or (iv) if sent by facsimile, when receipt of such transmission is acknowledged.

Section 16.	Waivers; Non-Exclusive Remedies.

(a)           Except as otherwise specifically provided herein, the Guarantor hereby waives demand, notice, protest, notice of acceptance of this Security Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon (and all other demands and notice of any description).  With respect to both the Obligations and the Collateral, the Guarantor hereby assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of the Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable.

(b)           Except as otherwise provided by applicable law, the Secured Party shall not have any duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto.  Except as otherwise provided by applicable law, the Secured Party may exercise its rights with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement for liability.  Except as otherwise provided by applicable law, the Secured Party shall not be required to marshal any present or future security for (including, but not limited to, this Security Agreement and the Collateral subject to the Security Interests created hereby), or guaranties of, the Obligations or any of them, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such security and guarantees shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that it lawfully may do so, the Guarantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party's rights under this Security Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may do so, the Guarantor hereby irrevocably waives the benefits of all such laws.

(c)           No failure on the part of the Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy under this Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right, power or remedy under this Security Agreement preclude any other right, power or remedy. The remedies in this Security Agreement are cumulative and are not exclusive of any other remedies provided by law, including any rights of setoff in favor of the Secured Party.

(d)           The Guarantor, to the extent it may lawfully do so, hereby consents to the jurisdiction of the courts of the State of Delaware and the United States District Courts situate therein, as well as to the jurisdiction of all courts to which an appeal may be taken or other review sought from the aforesaid courts, for the purpose of any suit or proceeding brought in connection with or with respect to this Security Agreement.

Section 17.	Waiver of Jury Trial.

EACH OF THE GUARANTOR AND THE SECURED PARTY HEREBY EXPRESSLY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS SECURITY AGREEMENT.

Section 18.	Changes in Writing.

Neither this Security Agreement nor any provision hereof may be changed, waived, discharged or terminated orally but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

Section 19.	Florida Law.

This Security Agreement shall be construed in accordance with and governed by the laws of the state of Delaware applicable to contracts made and performed in said state, except to the extent that remedies provided by the laws of any state other than Delaware or territory are governed by the laws of such state or territory.

Section 20.	Severability.

If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party.

Section 21.	Successors and Assigns.

This Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including, without limitation, any subsequent holders of the Note or any of the Obligations, each of whom shall, without further act, become a party hereto by becoming a holder of the Note or such Obligations.

Section 22.	Headings.

The headings in this Security Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 23.	Counterparts.

This Security Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement.

(The remainder of this page has been left blank intentionally.

Please see next two (2) pages for all signatures.)

IN WITNESS WHEREOF, the Guarantor has executed this instrument as of the day and year first above written.

Signed, sealed and delivered in the presence of:	GUARANTOR:

DubLi Properties, LLC

By:

Name:

Title:

STATE OF ___________________

COUNTY OF _________________

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State and County aforesaid to take acknowledgments, personally appeared _________________________________________, the _______________________________ of DubLi Properties, LLC, a Delaware limited liability company, and that she/he acknowledged executing the same voluntarily under authority duly vested in her/him by said limited liability company.

WITNESS my hand and official seal in the County and State last aforesaid, this March __, 2011.

(Notary Signature)

(Please affix Notary Seal)	(Print Name of Notary)

IN WITNESS WHEREOF, the Secured Party has executed this instrument as of the day and year first above written.

SECURED PARTY:

WITNESSES:

Print Name:	Michael Hansen

Print Name: